UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 16, 2003

(DATE OF EARLIEST EVENT REPORTED)

SRI/SURGICAL EXPRESS, INC.
(Exact name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or other juris-	(Commission File	(I. R. S. Employer
diction of incorporation)	Number)	Identification No.)

12425 Racetrack Road
Tampa, Florida 33626
(Address of Principal Executive Offices)

(813) 891-9550
(Registrant’s Telephone Number, including area code)

Item 5.     Other Events.

On January 16, 2003, SRI/Surgical Express, Inc. (the “Company”) entered into a Memorandum of Understanding for the settlement and release of all claims against the Company and certain former officers in a Consolidated Amended Class Action Complaint filed on June 4, 2002, in the United States District Court for the Middle District of Florida (the “Class Action Litigation”). The Class Action Litigation is a consolidation of substantially similar shareholders lawsuits filed against the Company and certain of its former officers beginning on November 30, 2001, following its restatement of its financial results for the 2001 third quarter. The total settlement amount is $1,900,000, all of which will be covered by the Company’s insurer.

The Memorandum of Understanding and the settlement of the Class Action Litigation remain subject to court approval. If the court approves the settlement, the Class Action Litigation will be dismissed.

The description of the settlement of the Class Action Litigation described in this Current Report on Form 8-K is qualified in its entirety by the Memorandum of Understanding, which is filed as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the press release dated January 27, 2003, issued by the Company in connection with the execution of the Memorandum of Understanding is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.     Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Memorandum of Understanding dated January 16, 2003.

99.1	Press Release dated January 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: January 29, 2003	/s/ Charles L. Pope
Charles L. Pope
Chief Financial Officer